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                                                                    Exhibit 11.0


                             POSITRON CORPORATION
                 STATEMENT RE: COMPUTATION OF PER SHARE LOSS
                     for the three months ended March 31,
                      (in thousands, except share data)



                                                                   1995           1996
                                                               -----------    -------------

Net loss                                                       $   (1,355)      $    (2,077)
                                                               ==========       ===========

Weighted average common shares used in computing
 net loss per share                                             3,637,320         3,637,320
                                                               ==========       ===========

Net loss per share                                                 ($0.37)           ($0.57)
                                                               ==========       ===========
